Exhibit 10.10

SECOND AMENDMENT TO AMENDED
BRANDED PRODUCT SUPPLY AGREEMENT

This Second Amendment (“Second Amendment”) to the Amended Branded Product Supply Agreement dated November 12, 2003 is entered into by and between Sealy Mattress Company (“Sealy”), Mattress Firm, Inc. (“MFI”) and Mattress Firm Operating, Ltd. to be effective as of March 31, 2004.

WHEREAS, Sealy and MFI entered into that Amended Branded Product Supply Agreement, dated as of November 12, 2003 (“Current Agreement”);

WHEREAS, MFI is in the process of assigning and otherwise transferring its Mattress Firm Stores located in the State of Texas to Mattress Firm Operating, Ltd., a Texas limited partnership (“MFOL”) who is an affiliate of MFI and is ultimately owned one hundred percent (100%) by MFI;

WHEREAS, the parties desire that MFOL be added as a party to the Current Agreement and bound by the rights and obligations of MFI thereunder;

NOW THEREFORE, Sealy, MFI and MFOL hereby agree as follows:

1.                                       For purposes of the Current Agreement, all references to Mattress Firm, Inc. shall include MFOL.

2.                                       MFOL hereby agrees to be bound by the terms and conditions of the Current Agreement to the extent that same apply to MFI Stores in the State of Texas.

3.                                       Except as otherwise set forth herein, the terms and conditions of the Current Agreement shall remain in full force and effect.

SIGNED AND ENTERED to be effective on the 31st day of March, 2004.

SEALY MATTRESS COMPANY

By:	/s/ Kenneth L. Walker
Kenneth L. Walker
Corporate Vice President, General Counsel and Secretary

MATTRESS FIRM, INC.

By:	/s/ Gary Fazio
Gary Fazio
President and Chief Executive Officer

MATTRESS FIRM OPERATING, LTD.

By:	FESTRO, INC.

By:	/s/ Gary Fazio
Gary Fazio
President